Registration No. 333-167828
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHCOAST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-1079460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464
(Address of principal executive offices and zip code)

SOUTHCOAST FINANCIAL CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN

 (Full title of Plan)

L. Wayne Pearson
President and Chief Executive Officer
Southcoast Financial Corporation
530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464
(Name and address of agent for service)

(843) 884-0504
(Telephone number, including
area code, of agent for service)
Copies to: Suzanne Hulst Clawson, Esquire Haynsworth Sinkler Boyd, P.A. 1201 Main Street, 22nd Floor (29201-3226) Post Office Box 11889 (29211-1889) Columbia, South Carolina (803) 779-3080

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer    ☐                                                                                                     Accelerated filer ☐
Non-accelerated filer      ☐ (Do not check if a smaller reporting company)                     Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement  No. 333-167828 on Form S-8 is being filed for the purpose of removing from registration the remaining 104,476 of the total shares of SouthCoast Financial Corporation common stock (as adjusted for stock dividends) originally registered under the Securities Act of 1933 for issuance pursuant to the SouthCoast Financial Corporation 2010 Employee Stock Purchase Plan (the “Plan”), as well as  the indeterminate number of shares originally registered for issuance to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired pursuant to the terms of the Plan.  This Post-Effective Amendment No. 1 is being filed pursuant to the undertaking in Part II, Item 9(3) of the Registration Statement because the Plan has terminated in accordance with its terms, and, therefore, the offering of shares pursuant to the Plan has also terminated.

TERMINATION OF REGISTRATION

Based on the foregoing Explanatory Note, SouthCoast Financial Corporation  is, therefore, filing this Post-Effective Amendment No. 1 to Registration Statement  No. 333-167828 on Form S-8 to deregister the 104,476 shares of  SouthCoast Financial Corporation common stock (as adjusted for stock dividends) that remained available for issuance under the Plan upon its termination, as well as  the indeterminate number of shares originally registered for issuance to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired pursuant to the terms of the Plan.

Item 8. Exhibits

24	Power of Attorney (included on signature page of Registration Statement on Form S-8 filed June 28, 2010; No. 333-167828)

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of South Carolina on April 20, 2015.

SouthCoast Financial Corporation

By:  s/L. Wayne Pearson
L. Wayne Pearson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following person in the capacities indicated on April 20, 2015.

By: s/William C. Heslop
William C. Heslop
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 20, 2015.

Signature	Title
s/Tommy B. Baker*
Tommy B. Baker	Director

s/William A. Coates*	Director
William A. Coates

s/Stephen F. Hutchinson*	Director
Stephen F. Hutchinson

s/L. Wayne Pearson	Chairman, Chief Executive Officer, Director
L. Wayne Pearson

s/Robert M. Scott*	Director
Robert M. Scott.

s/James P. Smith*	Director
James P. Smith

*Pursuant to Power of Attorney

EXHIBIT INDEX

EXHIBIT

24	Power of Attorney (included on signature page of Registration Statement on Form S-8 filed June 28, 2010; No. 333-167828)